Exhibit 10.4

PARTICIPATION AGREEMENT RELATING TO THE KARAKILISE
LICENSES, TURKEY


DATED


ALADDIN MIDDLE EAST LTD

ERSAN PETROL SANAYII A.S.

TRANSMEDITERRANEAN OIL COMPANY LTD

GUNEY YILDIZI PETROL URETIM SONDAJ MUTEAHHITLIK ve
TICARET A.S.

AVENUE ENERGY INC.

AVENUE GROUP INC.

MIDDLE EAST PETROLEUM SERVICES LIMITED

JKX TURKEY LIMITED

PARTICIPATION AGREEMENT

This Agreement made and entered into as a deed the            day of 2005.

                                    BETWEEN:

(1) ALADDIN MIDDLE EAST LTD, a corporation organized and existing under the laws of the state of Delaware in the U.S.A., having offices in the city of Ankara, the Republic of Turkey at Sogutozu Caddesi No. 23, 06520 Balgat, Ankara and in the city of Wichita, Kansas (hereinafter referred to as "AME");

(2) ERSAN PETROL SANAYII A.S.; a corporation existing under the laws of the Republic of Turkey, having its head office in Ankara (hereinafter referred to as "Ersan");

(3) TRANSMEDITERRANEAN OIL COMPANY LTD, a corporation existing under the laws of
British  Colombia,   Canada,  having  its  head  office  in  Vancouver,   Canada
(hereinafter referred to as "TMO");

(4) GUNEY YILDIZI PETROL URETIM SONDAJ MUTEAHHITLIK ve TICARET A.S., a corporation existing under the laws of the Republic of Turkey, having its head office in Adiyaman (hereinafter referred to as "GYP");

(5) AVENUE ENERGY INC., a corporation organized and existing under the laws of the State of Delaware, USA, having offices at Encino, CA, USA and in Australia at 34-36 Punt Road, Windsor, Melbourne, Australia (hereinafter referred to as "Avenue");

(6) AVENUE GROUP INC. (formerly IT Technology Inc.), a corporation organized and existing under the laws of the State of Delaware, USA having offices at Encino, CA, USA and in Australia at 34-36 Punt Road, Windsor, Melbourne, Australia (hereinafter referred to as "Avenue Group");

(7) MIDDLE EAST PETROLEUM SERVICES LIMITED, a corporation organized and existing under the laws of the Isle of Man, United Kingdom having its registered office at Norton House, Farrants Way, Castletown, Isle of Man, IM9 1NR, British Isles (hereinafter referred to as "MEPS"); and

(8) JKX TURKEY LIMITED, a corporation organized and existing under the laws of England, having its principal office at 6 Cavendish Square, London W1G 0PD, England (hereinafter referred to as "JKX").

Each party may hereinafter be referred to individually as a "Party" or collectively as "Parties". Parties (1), (2), (3) and (4) hereinafter referred to collectively as the "Sayer Group Consortium" or "SGC". Parties (1) to (7) inclusive hereinafter referred to collectively as the "Subordinating Parties".

                                WITNESSETH THAT:

      WHEREAS, AME and Avenue respectively own an 80% and 15% undivided interest in Exploration Licenses AR/AME-EPS-AVE/2674, 2677 and 2678 in Petroleum District XI, Diyarbakir, in the Republic of Turkey comprising 122,943 hectares which licenses were granted on an initial 4 year term on 30 November 2002 and the Karakilise-1 Well which was drilled and put on test production on 15 September 2003 and in any other "License" (as "License" is defined in Article 1 of the Current JOA (as hereinafter defined) (hereinafter collectively referred to as the "Exploration Licenses"); and

      WHEREAS, Ersan owns an undivided five percent (5%) interest in the Karakilise Licenses and is the registered holder under GDPA Decision No. 4900 dated 1 June 2004 of a seven point five percent (7.5%) royalty interest in Petroleum (as defined in Article 1 of the Current JOA) produced from the Karakilise Licenses. Ersan holds two point five percent (2.5%) of such royalty interest for itself and the remaining five percent (5%) as trustee for MEPS pursuant to Clause 2.4(c) of the Participation Agreement dated 22 January 2004 between SGC, Avenue and MEPS. Ersan has agreed to relinquish its two point five percent (2.5%) royalty interest and shall from the Effective Date hold only a five percent (5%) royalty interest on trust for MEPS (the "ERSAN Royalty Interest") which royalty is calculated in accordance with the existing GDPA Decision No. 4900 dated 1 June 2004; and

      WHEREAS, JKX has agreed to participate in the drilling of the Karakilise-2 Appraisal Well on the terms of this Agreement; and

      WHEREAS, in exchange for such participation, AME has offered to transfer an undivided twenty five point five percent (25.5%) interest (the "AME Interest") and Avenue has offered to transfer an undivided four point five percent (4.5%) interest (the "Avenue Interest") in the Karakilise Licenses to JKX including the Karakilise-1 Well, the Karakilise -2 Appraisal Well and the present and future rights to any production lease(s) in the Exploration Licenses (hereinafter collectively referred to as the "Karakilise Licenses"); and secure that any parties who have any future or present rights, asserted or unasserted claims or causes of action in the Karakilise Licenses shall subordinate and waive, as appropriate, such rights, claims or interests to the aggregate thirty per cent (30%) undivided interest in the Karakilise Licenses to be transferred to JKX; and

      WHEREAS, the Subordinating Parties agree in consideration of JKX participating in the Karakilise-2 Appraisal Well and taking the Transferred
Interest (as defined below) to subordinate and waive, as provided in this Agreement, any present or future rights, asserted or unasserted claims or interests affecting said Transferred Interest;

      WHEREAS, JKX desires to acquire the AME Interest from AME and acquire the Avenue Interest from Avenue on the terms of this Agreement; and

      WHEREAS, AME, Ersan and Avenue are the only participants and parties to the current Joint Operating Agreement dated 22 October 2004 which regulates the operations under the Karakilise Licenses attached as Exhibit A ("Current JOA") and which shall be terminated and replaced by a new Joint Operating Agreement attached as Exhibit B (the "New JOA") on the Transfer Date (as defined in
Article 1.2 below); and

      WHEREAS, AME, Avenue, Ersan and JKX agree to become parties to the New JOA on the Transfer Date; and

      WHEREAS, AME, Ersan and Avenue are the only parties to the Turnkey Drilling Contract dated 22 January 2004 for the drilling of the Karakilise-2 Appraisal Well between AME, Ersan and Avenue ("Turnkey Drilling Contract") and which shall be terminated on or before the Transfer Date;

      NOW, THEREFORE, for and in consideration of the terms, conditions and covenants hereinafter set forth, it is agreed as follows:

1. ASSIGNMENTS

1.1 As from the date of this Agreement (the "Effective Date") and subject only to fulfillment of the conditions set out in Article 5 and receipt of the payment required in Article 2.4.1, AME and Avenue hereby respectively transfer, assign, convey and set over unto JKX good and clear title to the AME Interest and the Avenue Interest in the Karakilise Licenses (the aggregate undivided thirty per cent (30%) interest, the "Transferred Interest") free and clear of any claim, mortgage, charge, pledge, hypothecation, lien, assignment by way of security, title retention, option, right to acquire, right of preemption, right of set-off, counterclaim, trust arrangement, or any other security, preferential right, equity or restriction or overriding royalty obligations of any type whatsoever and any agreement to give or create any of the foregoing ("Encumbrances") as at the Effective Date except for: (i) the ERSAN Royalty
Interest; (ii) Government royalties accruing from the Effective Date to the Republic of Turkey (both (i) and (ii) being the "Royalty Interests"); and (iii) the claims set out at Exhibit D. JKX shall hold the Transferred Interest, together with all rights, benefits and advantage to be derived therefrom, absolutely. AME and Avenue severally covenant, represent and declare (AME in respect of the AME Interest and Avenue in respect of the Avenue Interest) that, except for the Royalty Interests and the claims set out in Exhibit D, the AME Interest and Avenue Interest shall not be burdened by any Encumbrance affecting the AME Interest or Avenue Interest or any right to ownership or any claim to current or future production from the Karakilise Licenses of any type whatsoever.

1.2 The date upon which the conditions stated in Article 5 are fulfilled shall be the "Transfer Date". The period of time between the Effective Date and the Transfer Date shall be the "Interim Period". During the Interim Period AME and Avenue shall consult and agree in advance with JKX all matters due for consideration or vote under the Current JOA in the "Operating Committee" and on all matters affecting or likely to affect the "Joint Account", "Joint Operations", "Joint Petroleum" and "Joint Property" as such terms are defined in
Article 1 of the Current JOA; and AME and Avenue shall (AME in respect of the AME Interest and Avenue in respect of the Avenue Interest) treat JKX as if JKX were in fact the holder of the AME Interest and the Avenue Interest as from the Effective Date, save that no liability shall accrue to JKX under the Current JOA or otherwise in connection with the Karakilise Licenses during the Interim Period (other than as expressly provided in this Agreement).

2. CONSIDERATION

2.1 Karakilise-2 Appraisal Well

2.1.1 AME spudded the Karakilise-2 Appraisal Well on 27 September 2004 and drilling commenced on 3 November 2004. AME is the drilling contractor for such operations and is drilling the well on a turnkey basis pursuant to the Turnkey Drilling Contract and in accordance with the Spudding Statement, (attached as Exhibit C).

2.1.2 The Dry Hole Turnkey Price for the operations relating to the drilling of the Karakilise-2 Appraisal Well includes drilling to any section within Mardin group formation(s) in which commercially viable oil is tested or the bottom of the Mardin group formations if no commercially viable oil is tested ("Turnkey Depth").

The  cost  of  completing  the  Karakilise-2   Appraisal  Well,   including  the
installation of a suitable down hole pump, is US$644,767 (six hundred and forty four thousand seven hundred and sixty seven US dollars) in aggregate.

Upon execution of this Agreement, JKX agrees to pay its share of the Dry Hole Turnkey Price, being the sum of US$894,156 (eight hundred and ninety four thousand one hundred and fifty six US dollars) in aggregate; of such sum the amount of US$760,033 (seven hundred and sixty thousand and thirty three US dollars) shall be payable to AME and the amount of US$134,123 (one hundred and thirty four thousand one hundred and twenty three US dollars) shall be payable to Avenue.

JKX will be responsible for the payment of its share of the completion costs, amounting to US$193,430 (one hundred and ninety three thousand four hundred and thirty US dollars) in aggregate, within three (3) days following commencement of completion activities only if there is "commercial oil" tested in the
Karakilise-2 Appraisal Well, and this entire sum shall be payable to AME. Whether the oil shall be qualified as "commercial oil" shall be determined by agreement of JKX, Avenue and AME.

2.2 Backcosts - Karakilise Field

To date, AME, as operator under the JOA of the Karakilise Licenses, has incurred infrastructure costs with regard to the License Area (as defined in Article 1 of the Current JOA), including but not limited to: road construction and reinforcement, camp facilities, crude oil storage tanks and electrification. A detailed list of such infrastructure costs is attached as Exhibit L and comprises the Joint Property of the Current JOA. The total cost for such infrastructure amounted to US$882,233 (eight hundred and eighty two thousand two hundred and thirty three US dollars) in aggregate. JKX agrees to pay thirty percent (30%) of such infrastructure costs, amounting to US$264,669 (two hundred and sixty four thousand six hundred and sixty nine US dollars) in aggregate upon execution of this Agreement in accordance with Article 2.4, and of such aggregate sum JXK shall pay the amount of US$224,969 (two hundred and twenty four thousand nine hundred and sixty nine US dollars) to AME and the amount of US$39,700 (thirty nine thousand seven hundred US dollars) to Avenue.

2.3 Backcosts - Karakilise-1 Exploration Well

JKX shall be responsible for 30% (thirty percent) of the cost of drilling and completion of the Karakilise-1 Exploration Well ("Karakilise-1 backcosts"), being the sum of US$759,998 (seven hundred and fifty nine thousand nine hundred and ninety eight US dollars) in aggregate. Of this aggregate sum, JKX shall pay the amount of US$379,999 (three hundred and seventy nine thousand nine hundred and ninety nine US dollars) to AME and the amount of US$379,999 (three hundred and seventy nine thousand nine hundred and ninety nine US dollars) to Avenue. Payment of this amount shall be made in accordance with Article 2.4.3 and in installments equal to the Net Revenues (as defined and specified in Article 3) received by JKX from the Karakilise-1 Well from the Effective Date as well as from any other producing wells in the area the subject of the Karakilise Licenses after the Effective Date.

2.4 Payment & Election

2.4.1 Upon execution of this Agreement, JKX shall pay its thirty percent (30%) share of (i) the Turnkey Price in the amount of US$894,156 (eight hundred and ninety four thousand one hundred and fifty six US dollars) in aggregate, of such sum the amounts payable to AME and Avenue shall be as set out in Article 2.1.2; and (ii) US$264,669 (two hundred and sixty four thousand six hundred and sixty nine US dollars) in aggregate in respect of infrastructure costs, of such sum the amounts payable to AME and Avenue shall be as set out in Article 2.1.2.

2.4.2 JKX shall pay its thirty percent (30%) share of the completion costs referred to in Article 2.1.2, in the amount of US$193,430 (one hundred and ninety three thousand four hundred and thirty US dollars) in aggregate, of such sum the entire amount is payable to AME as set out in Article 2.1.2, within three (3) Days following commencement of completion activities only if there is "commercial oil" tested in the Karakilise-2 Appraisal Well. Whether the oil shall be qualified as "commercial oil" shall be determined by agreement of JKX, AME and Avenue.

2.4.3 JKX shall pay its thirty percent (30%) share of the Karakilise-1 backcosts referred to in Article 2.3 in the amount of US$759,998 (seven hundred and fifty nine thousand nine hundred and ninety eight US dollars) in aggregate, of such sum the amounts payable to AME and Avenue shall be as set out in Article 2.3. JKX shall pay this amount in installments equal to the Net Revenues (as defined in Article 3) received by JKX from the Karakilise-1 Exploration Well from the Effective Date as well as from any other producing wells in the Karakilise Licenses after the Effective Date and payments shall begin after the Transfer Date on the date three (3) Days after the monies from the Revenue Account (as hereinafter defined) have been transferred for value to the account nominated by JKX in accordance with Article 3.3.

3. REVENUES

3.1 AME shall open a new Turkish Lira ("YTL") bank account within seven (7) Days after the Effective Date with the account name of "JKX" (the "Revenue Account"). AME and JKX shall each nominate an officer to be the two joint signatories of the Revenue Account. JKX shall be the sole beneficiary of the monies standing to the credit of the Revenue Account. No withdrawals shall be permitted from the Revenue Account unless both the AME and JKX representative signatory give their prior written consent to such withdrawal. AME shall provide JKX and Avenue each month with a bank statement setting out the Revenue Account balance.

3.2 Subject to Article 2 above, and during the Interim Period, AME and Avenue shall ensure that the "Net Revenues" attributable to the Transferred Interest shall be paid to the Revenue Account. For the purposes of this Agreement, "Net Revenues" means the aggregate of gross revenues attributable to the Transferred Interest from: (i) production from the Karakilise Licenses (including, but not limited to, receipts under the Crude Oil Sale Agreement dated 15 February 2002);
(ii) Joint Operations under the Current JOA during the Interim Period; and (iii) Joint Operations under the New JOA, less the Royalty Interests. During the Interim Period, Royalty Interests shall be paid promptly by AME as Operator of the Karakilise Licenses on behalf of the Interest Owners. For the avoidance of doubt, in calculating Net Revenues no deduction shall be made in respect of cash-calls, AFEs or for any capital expenses under the Current JOA or New JOA and there shall be no set-off in respect of any obligations or indebtedness of JKX against the Revenue Account. JKX's entitlement to the proceeds of the sale of crude oil produced in the areas subject to the Karakilise Licenses shall be calculated in accordance with the worked example attached as Exhibit K and AME shall provide JKX with reasonable supporting data regarding its entitlement to proceeds during the Interim Period.

3.3 AME shall wire transfer for value on the Transfer Date the monies standing to the credit of the Revenue Account to a YTL account nominated by JKX in writing. From the Transfer Date, AME and Avenue shall procure that all revenues attributable to the Transferred Interest (including, but not limited to, receipts under the Crude Oil Sales Agreement dated 15 February 2002) during the Interim Period shall be paid into such nominated account.

3.4 Within five (5) Days after completion of the transfer of monies contemplated by Article 3.3, AME and JKX shall close the Revenue Account.

4. JOINT OPERATING AGREEMENT

4.1 JKX, AME, Ersan and Avenue agree to execute the New JOA on the Transfer Date in identical form to that attached as Exhibit B.

4.2 Until JKX becomes a Petroleum Rights Holder, AME, as Operator of the Karakilise Licenses, shall provide JKX with all financial information regarding any joint operations on a monthly basis.

5. COMPLETION

5.1 AME, Avenue and JKX acknowledge and agree that completion of the respective official transfers and assignments by AME and Avenue to JKX of the AME Interest and Avenue Interest are subject to the following conditions being fulfilled. AME and Avenue (or AME if such condition relates only to AME) shall use its best endeavours to satisfy the conditions in (ii), (iii), (iv) (vi) and (ix). JKX shall give AME and Avenue reasonable assistance in satisfying such conditions and shall use its best endeavours to satisfy the conditions (i) and (vii). AME, Avenue and JKX shall use their reasonable endeavours to jointly satisfy the conditions in (v). AME and JKX shall use their reasonable endeavours to satisfy the condition in (viii).

      (i) Within 45 days following signature of this Agreement, JKX, or a wholly owned subsidiary of JKX, shall submit an application to the GDPA to become a Petroleum Right Holder in the Karakilise Licenses in the Republic of Turkey under the Petroleum Law. JKX shall provide notice of such application to AME and Avenue pursuant to Article 17.1 within 2 days after it has submitted such application. Within 2 days after receipt of such notice, AME and Avenue shall submit applications to the GDPA for the transfer and assignment of the AME Interest and Avenue Interest to JKX so that JKX, or its wholly owned subsidiary will become a Petroleum Right Holder in the Karakilise Licenses;

      (ii) The delivery by AME and Avenue to JKX of the written, unconditional consent and approval of the GDPA to:

            (a) the transfer and assignment to JKX of the Transferred Interest;

            (b) Ersan's relinquishment of its two point five percent (2.5%) royalty interest in Petroleum produced from the Karakilise Licenses and registration of Ersan as a holder of a five percent (5%) royalty interest in Petroleum produced from the Karakilise Licenses with confirmation that the Ersan Royalty Interest is at five percent (5%) and is calculated on the same basis as set out in GDPA Decision No. 4900 dated 1 June 2004 and the worked example attached as Exhibit
            K);

      (iii) The delivery by AME and Avenue of an original executed deed (in the form attached as Exhibit E) pursuant to which Ersan relinquishes its two point five per cent (2.5%) royalty interest in Petroleum produced from the Karakilise Licenses.

      (iv) Termination of the Current JOA and delivery of an original executed deed of termination and waiver (in the form attached as Exhibit F).

      (v) Execution by AME, Avenue, Ersan and JKX of the New JOA in identical form to that set out in Exhibit B.

      (vi) Delivery of an original deed executed by AME, Avenue and Ersan (in the form attached as Exhibit G) under which they waive any rights arising or capable of arising under the Turnkey Drilling Contract that could affect the Transferred Interest (including any right that JKX has or may have to production from the Karakilise Licenses and any rights under the New JOA including the Joint Account thereunder).

      (vii) Evidence that JKX, or a wholly owned subsidiary of JKX, has registered a branch office in the Republic of Turkey with the GDPA, Ministry of Trade and Industry and the relevant Trade Registry Office.

      (viii) Delivery of an original executed crude oil sale agreement in respect of the Karakilise Licenses (in the form attached as Exhibit H).

      (ix) Delivery by AME to JKX of evidence satisfactory to JKX that Mehmet Bal's claims as plaintiff in case 2003/498 (as particularized in Exhibit
      D) and any other claim that Mehmet Bal may have in relation to the subject matter of case 2003/498 have been fully and finally waived or settled.

Within two (2) business days following receipt of the last documentation evidencing fulfillment of the conditions set out above AME and Avenue shall sign and deliver separate interest assignment agreements in the form attached as
Exhibit I evidencing the assignment of the AME Interest and the Avenue Interest with effect from the Effective Date.

5.2 AME and Avenue shall each use its best efforts to procure the consent and approval of the GDPA of all the transfers and assignments to JKX hereunder on or before 150 (one hundred and fifty) days from submission to the GDPA of the relevant applications for transfer and assignment. If such consents and approvals have not been secured by this date or have been given on terms unacceptable to JKX, JKX may terminate this Agreement without any liability to AME, Avenue or the Subordinating Parties whatsoever and without prejudice to its accrued rights hereunder by giving a written notice of termination to AME and Avenue and AME and Avenue shall repay to JKX within fourteen (14) days following such notice any and all sums paid by JKX under this Agreement from the Effective Date and this Agreement shall terminate. JKX shall provide reasonable assistance to AME and Avenue in their applications to the GDPA pursuant to this Article 5.2.

5.3 AME shall use its best efforts in the Interim Period to carry out such operations in good faith and in the best interests of JKX and the holders of the Karakilise Licenses and by doing so shall act as a Reasonable and Prudent Operator, as defined in Article 1 of the Current JOA.

5.4 After the Transfer Date AME, Avenue, Ersan and JXK's participating interests in the Karakilise Licenses shall be in accordance with Part B of Exhibit J. JKX shall share, together with the other New JOA participants, in accordance with their respective participating interests (expressed as a percentage) in the liabilities and expenses properly incurred by the New JOA Operator under the New JOA and in credits to the Joint Account. JKX's liability and Joint Account balance shall be nil on the Transfer Date. Each party to the New JOA shall be responsible for filing its own corporate tax returns, and payment of corporate tax, withholding taxes, and third party liabilities (as stated in Article 68 of the Petroleum Regulations of the Republic of Turkey). Royalty Interests shall be paid promptly by AME as Operator of the Karakilise Licenses on behalf of the parties to the New JOA.

5.5 Oyman Sayer is the joint representative of the Karakilise Licenses and shall be appointed as the joint representative by JKX and the Subordinating Parties for the Karakilise Licenses with the GDPA and any other agency or department of the Government of the Republic of Turkey as required under the Petroleum Law once JKX is registered as a Petroleum Right Holder in the Karakilise Licenses. From the Effective Date, AME shall procure that Oyman Sayer reports to JKX regularly, as required by JKX, on the conduct of all discussions with and documents submitted to the GDPA and any other agency or department of the Government of the Republic of Turkey.

5.6 JKX agrees to execute an agreed Turkish text translation of the New JOA within 21 days following the Transfer Date. The English text versions of the New JOA shall from the date consent is received to the transfer of the Transferred Interest, govern the operations in respect of the Karakilise Licenses and establish the rights and obligations between AME, Avenue, Ersan and JKX. The Turkish translation will although signed by JKX not become effective as between AME, Avenue, Ersan and JKX in any dispute under this Agreement or the JOA but the Turkish translation will be submitted to the General Directorate of Petroleum Affairs of Turkey ("GDPA") and other Governmental agencies as required as part of the registration process.

6. INTERIM PERIOD

6.1 During the Interim Period, each of AME and/or Avenue shall respectively:

      (i) hold the AME Interest or Avenue Interest and all proceeds, benefits and interests accruing to the AME Interest or Avenue Interest on trust (including all sales proceeds received and Net Revenues attributable to the AME Interest and Avenue Interest) for the benefit of JKX without entitlement of AME on Avenue at any time to co-mingle any monies or assets attributable to the same with their own or any other assets except as provided under Article 3 of this Agreement. If any Net Revenues attributable to, or proceeds, benefits and advantages accruing to or in respect of, the AME Interest or Avenue Interest are received by AME or Avenue, such sums shall be paid to the Revenue Account within two (2) days following receipt;

      (ii) as between itself and JKX and as between each other, recognize JKX's right, title and interest in and to the Karakilise Licenses and deal with JKX as if it were an owner thereof;

      (iii) not assign, encumber or otherwise affect title to the AME Interest or Avenue Interest in the Karakilise Licenses;

      (iv) agree with JKX in advance on all matters to be discussed, voted upon or considered by the Operating Committee;

      (v) not, without JKX's prior written consent, agree to any amendment or alteration of the Current JOA or any other agreement relating to the AME Interest or Avenue Interest or otherwise commit or agree to make or give any undertaking, under any expenditures or enter into any arrangement affecting the AME Interest or Avenue Interest in any way except as provided for in this Agreement;

      (vi) exercise its rights under the Current JOA in such a way as to ensure and take all action necessary to ensure that no Exclusive Operation (as defined in the Current JOA) is conducted in respect of the Karakilise Licenses, except in the event that JKX does not participate in the completion of the Karakilise-2 Appraisal Well and the Karakilise-2
      Appraisal Well is completed by AME and Avenue, in such case the Karakilise-2 Appraisal Well shall, from the Transfer Date, be deemed to be an Exclusive Operation of AME and/or Avenue under the New JOA; and

      (vii) secure that: JKX's interest in the Karakilise Licenses is noted on related insurance policies, JKX is named as a co-insured on such polices and JKX's rights under such policies are not subrogated without JKX's prior written consent.

6.2 During the Interim Period, expenditure on the Joint Operations shall not exceed the expenditure related to the drilling and completion of the
Karakilise-2 Appraisal Well as detailed in this Participation Agreement. The current routine operating costs for the Karakilise Licenses shall not exceed US$40,000 (forty thousand US dollars) per calendar month or such pro rata amount for periods less than one month.

6.3 In respect of all payments made under Article 6.2 during the Interim Period AME shall provide JKX with monthly statements no later than the 25th day of each month giving full particulars of each item of such expenditure and reasonable supporting data and calculations. In no event shall JKX's liabilities in respect of the routine operating costs exceed the amount attributable to the Transferred Interest nor the threshold amount in Article 6.2. JKX shall pay its share of accrued routine operating costs on the Transfer Date. In the event VAT and/or Withholding Tax is due on such invoices JKX will be responsible for payment of any such tax. All prices in this Agreement are in net terms.

6.4 If the application of JKX to be registered as a Petroleum Right Holder or as the owner of the Transferred Interest with the GDPA is: (a) rejected or (b) granted on terms unacceptable to JKX, then AME and Avenue shall pay back the amount corresponding to all payments made during the Interim Period, within 14 (fourteen) days following receipt of JKX's notice demanding the same.

7. REPRESENTATIONS AND WARRANTIES OF AME, AVENUE AND THE SUBORDINATING PARTIES

7.1 AME and Avenue each severally represent and warrant to JKX that, as of the Effective Date:

      (i) the Karakilise Licenses are in good standing and in full force and effect and were entered into and granted in full compliance with all applicable laws and regulations of the Republic of Turkey;

      (ii) it has the right and  authority  to transfer and assign the legal and
      beneficial   ownership  of  the  AME  Interest  or  Avenue   Interest  (as
      applicable) to JKX under the terms and conditions contained herein;

      (iii) it has done no act or permitted any omission which would or could give rise to, cause or be the basis or revocation, invalidation or termination of the Karakilise Licenses;

      (iv) there are no unasserted or pending, threatened or outstanding claims, lawsuits, judgments of a court of law, arbitration criminal or administrative proceedings threatened or pending and there are no events or circumstances (including the signature or performance of this Agreement) likely to give rise to the same, affecting the Karakilise Licenses, the Transferred Interest or any rights of production that may arise from the area subject to the Karakilise License other than the lawsuits described in Exhibit D;

      (v) all obligations contained in the Karakilise Licenses requiring performance on or before the date of giving or repetition of this representation have been fully performed;

      (vi) it has the right and authority to create valid trusts of the AME Interest or Avenue Interest (as applicable) and all proceeds, benefits and interests accruing thereto prior to the transfer and assignment of the legal and beneficial ownership of the AME Interest and Avenue Interest to JKX on the Transfer Date;

      (vii) it has at all times complied with the Karakilise Licenses and no event has occurred or circumstances exist which would or could give rise to cause or be the basis of revocation, invalidation or termination of any of the Karakilise Licenses;

      (viii) save as disclosed herein in relation to the Royalty Interests it has not transferred or assigned to any Person, or granted or permitted or suffered to subsist any Encumbrance of any kind and in any manner on any of the rights held by it under the Karakilise Licenses, or agreed to do so, and the Karakilise Licenses are free and clear of all Encumbrances;

      (ix) its execution, delivery and performance of this Agreement does not and will not:

            (a) conflict with;

            (b) result in a breach of;

            (c) constitute a default under;

            (d) accelerate or permit the acceleration of the performance required by;

            (e) permit the exercise of or give rise to the giving of any required notice with respect to any right of consent or any preferential purchase right, option or right of first refusal with respect to;

            (f) (except as referred to in Article 5.1 (i) and (ii)) require any consent, authorization or approval under;

            (g) give rise to a right of termination under or materially  modify;
            or

            (h) (except as referred to in Article 6.1) result in the creation or imposition of any Encumbrance upon, the Karakilise Licenses or any other material agreement, license, permit, consent or instrument to which it is a party or is subject, or under the Petroleum Law;

      (x) it has delivered a true, correct and complete copy of (i) the interests held in the Karakilise Licenses (as set out in Exhibit J) (ii) all material correspondence between it, on the one hand, and the Government of the Republic of Turkey or any department, agency or authority thereof (including any local or regional government or governmental agency or authority), on the other hand, relating to the Karakilise Licenses (iii) all agreements between it and all or any of the other Parties relating in any way to or that may in any way affect the Karakilise Licenses or the arrangements contemplated in this Agreement and
      (iv) all material technical, accounting, geological, geophysical and geotechnical data in its possession or control regarding the Karakilise Licenses and the areas covered thereby;

      (xi) in conducting operations with respect to the areas the subject of the Karakilise Licenses and in relation to the Karakilise Drilling Program, it has:

            (i) complied in all respects with the terms and conditions of the Karakilise Licenses and all applicable laws and regulations of the Republic of Turkey;

            (ii) obtained and (to the extent such operations have been undertaken) complied with all requisite permits, licenses and authorizations (including as extended, if applicable) required under such laws and regulations; and

            (iii) incurred no obligations or liabilities (whether liquidated or unliquidated, fixed or contingent, known or unknown) related to the area the subject of the Karakilise Licenses except as expressly set forth in the terms of the Karakilise Licenses and as disclosed in Exhibit L in respect of the Karakilise 2 Appraisal Well;

      (xii) the information contained in Exhibit J is true, accurate and complete in all respects;

      (xiii) any trust created of an overriding royalty interest in favour of MEPS in the Karakalise Licenses pursuant to Clause 2.4(c) the Participation Agreement dated 22 January 2004 between AME, Ersan and Avenue is validly constituted and shall be calculated in accordance with the worked example attached as Exhibit K; and

      (xiv) it is able to declare the trusts contemplated in Article 6 and such trusts shall be recognized and validly constituted under the laws of Turkey.

7.2 AME, Avenue and the Subordinating Parties, each severally represent and warrant to JKX that:

      (i) Part A of Exhibit J is a true, correct and complete representation of the interests held in the Karakilise Licenses immediately prior to the Effective Date;

      (ii) as of the Effective Date, part B of Exhibit J is a true, correct and complete representation of the interests in the Karakilise Licenses;

      (iii) it is the presently held intention of AME, Avenue and the Subordinating Parties that on the occurrence of the Transfer Date part C of Exhibit J is a true, correct and complete representation of the interests held in the Karakilise Licenses; and

      (iv) neither it, nor any of its directors, company officials or employees is a beneficiary of, and shall not assert any claim to, the ERSAN Royalty Interest.

7.3 On the Transfer Date, AME, Avenue and the Subordinating Parties each severally represent and warrant to JKX that Part C of Exhibit J is a true, correct and complete representation of the interests in the Karakilise Licenses as of the Transfer Date.

8. MUTUAL REPRESENTATIONS AND WARRANTIES

8.1 Each of the Parties hereby represents and covenants to the other that:

      (i) it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and in those jurisdictions in which it owns assets;

      (ii) it has full corporate power, authority and right to enter into this Agreement and to execute the transactions contemplated herein and the execution, delivery and performance of the Agreement have been duly authorized by all necessary corporate action;

      (iii) the performance of this Agreement will not violate any agreement or instrument to which such Party is bound, or any judgment, decree, order, statute, rule or regulation applicable to such Party;

      (iv) it has the financial capability to participate in the exploration, appraisal and development projects in the Karakilise Licenses; and

      (v) this Agreement constitutes a legal, valid and binding obligation of such Party.

8.2 AME, Avenue and the Subordinating Parties shall be deemed to restate the representations and warranties set out in Article 7 and this Article 8 to JKX immediately prior to the Transfer Date by reference to the circumstances subsisting at that time and shall not merge in the completion on the Transfer Date.

8.3 JKX and the Subordinating Parties acknowledge and accept that each other party is entering into this Agreement in reliance upon the representations and warranties made by each of them hereunder.

8.4  Subject  as  specifically   provided  otherwise  in  this  Agreement,   the
representations and warranties shall remain in full force and effect after the Transfer Date.

9. SUBORDINATION, WAIVER AND RELINQUISHMENT

9.1 Save for in accordance with Article 9.2, 9.3 and 9.4, AME, Avenue and the Subordinating Parties agree that any rights or claims that each has or may have in the future arising out of, or in connection with, the Karakilise Licenses or Licenses (as defined in Article 1 of the Current JOA) pursuant to any agreement (oral or written), trust (actual, constructive or otherwise) or other arrangement including, but not limited to:

      (i) the assignment and release agreement effective as of 10 March 1995 between Hunt International Petroleum Corporation and AME;

      (ii) the farm in and participation agreement dated 14 November 2002 in relation to 31 exploration licenses and 2 production leases held by members of the Sayer Group Consortium in the Republic of Turkey between AME, Ersan, TMO, GYP, Avenue, Avenue Group and MEPS (as such agreement has been amended, including, but not limited to the amending agreements dated 20 December 2002 and 31 July 2003);

      (iii) the Memorandum of Understanding dated 22 May 2003 between the Sayer Group Consortium, Avenue and MEPS;

      (iv) the joint operating agreement in respect of the Karakilise Licenses dated 22 January 2004 between AME, Ersan and Avenue;

      (v) the participation agreement dated 22 January 2004 relating to Avenue Kahta Wells and new exploration license and production lease applications between the Sayer Group Consortium, Avenue and MEPS;

      (vi) the revised and restated participation agreement dated 22 October 2004 between the Sayer Group Consortium and Avenue relating to Kahta Production Lease and various exploration licenses; and

      (vii) the Current JOA,

((i) to (vii), the "Subordinated Agreements"), shall be subordinate to the Transferred Interest assigned and transferred to JKX by this Agreement (including any rights that JKX has or may have to production from the area subject to the Karakilise Licenses and the New JOA to be entered into by AME, Avenue, Ersan and JKX on or prior to the Transfer Date pursuant to this agreement) and AME, Avenue and the Subordinating Parties waive to the fullest extent permissible by law any right, claim or cause of action existing now or in the future against or affecting the Transferred Interest (including any rights that JKX has or may have to production from the area subject to the Karakilise Licenses or the New JOA), save for any accrued rights Avenue and AME have against JKX under, or relating to the performance of, this Agreement.

9.2 Termination of the Current JOA on or prior to the Transfer Date shall be without prejudice to the accrued rights of the parties thereto but AME, Ersan and Avenue irrevocably waive any future or present right, asserted or unasserted claims or cause of action that has arisen or may arise out of the Subordinated Agreements and the Current JOA against or affecting the Transferred Interest (including any rights that JKX has or may have to production from the area subject to the Karakalise Licenses or the New JOA).

9.3 Ersan relinquishes its two point five per cent (2.5%) royalty interest in Petroleum produced from the Karakilise License and irrevocably waives any future or present right, asserted or unasserted claim or cause of action that has arisen or may arise out of such royalty interest in consideration of JKX participating in the Karakilise-2 Appraisal Well and accepting the Transferred Interest and transfer of the AME Interest and Avenue Interest by AME and Avenue respectively to JKX. MEPS agrees that it has no rights in respect of the Karakilise Licenses (including any rights to production) or future applications for licenses other than its right to enforce as sole beneficiary against Ersan as sole trustee the proper administration by Ersan of the trust created under Clause 2.4(c) of the participation agreement dated 22 January 2004 between SGC, Avenue and MEPS. MEPS agrees that the basis for calculating its entitlement under such trust is as set out in the GDPA Decision No.4900 dated 1 June 2004 relating to the ERSAN Royalty Interest and shown in the worked example set out in Exhibit K. MEPS shall not assign the benefit of such trust without the prior written approval of AME, Avenue and JKX. MEPS agrees that it will only claim against Ersan for payments due under such trust and will not make any claim or demand against JKX, Avenue or AME in respect thereof. Ersan and MEPS further agree not to claim against JKX or the Transferred Interest for any outstanding or unpaid royalty payments.

10. DATA AND INFORMATION

AME and Avenue shall make available to JKX all geological, geophysical, production, reservoir engineering and other data and information obtained from or related to the Karakilise Licenses in their possession or known to it. JKX may request copies of all such data and information which may be reproduced at JKX's expense. Notwithstanding the foregoing, the terms and conditions of the Confidentiality Agreement dated 11 October 2004 executed by JKX remain valid and in effect until the Transfer Date.

11. TAXES, LEVIES AND COSTS

Each Party shall be liable for its own application fees and license registration fees with respect to the transfer of the AME Interest and Avenue Interest to JKX with the GDPA. Each Party shall be responsible for their respective taxes and duties (including stamp tax). For the avoidance of doubt, in the event stamp tax arises in the Republic of Turkey due to the transfer and assignment of the AME Interest or Avenue Interest in the Karakilise Licenses to JKX, the Party responsible for the assessment of such stamp tax shall be liable for payment of the entire amount of such stamp tax.

12. CRUDE OIL SALES

On the Transfer Date, JKX and AME shall enter into a crude oil sale agreement in the form attached as Exhibit H relating to the sale by JKX to AME of crude oil attributable to the Transferred Interest.

13. CO-OPERATION

13.1 Co-Operation

13.1.1 AME and JKX agree to work together in determining well costs and creating AFE's and budgets with regard to the Karakilise Licenses with the aim of reducing materials and service costs. JKX shall provide AME with any information from its own operations that may assist in the determination of such costs and preparation of AFE's and budgets. Any AFE's and budgets must be approved in a duly held Joint Operating Committee meeting as provided in the New JOA.

13.2 Drilling and Workover Services

If the parties to the New JOA agree that drilling services may be carried out by AME on a turnkey basis. AME's dry hole turnkey quotes for the drilling of Karakilise-3 and Karakilise-4 to Cretaceous reservoir shall not exceed $2,000,000 per well.

14. DEFAULT

14.1 Default by JKX

In the event that JKX defaults by failing to make payment for its share of the Dry Hole Turnkey Price in respect of the Karakilise-2 Appraisal Well and for its share of Karakilise Field infrastructure backcosts in accordance with Article 2 above, JKX shall forfeit and reassign all of its rights, title and interest in and to any and all property acquired hereunder.

14.2 Default by AME or Avenue

      14.2.1 In the event AME or Avenue fails to transfer and assign to JKX any part of the AME Interest or Avenue Interest, free and clear of all liens, burdens, charges and encumbrances of any nature except as provided in this Agreement or as required by any applicable law or AME fails to carry out any of its obligations hereunder as operator or AME or Avenue fails to carry out any of its obligations as trustee as contemplated in Article 6, then JKX shall have the right, at its sole discretion, without prejudice to its accrued rights to terminate this Agreement and to receive a refund of all its funds paid under this Agreement; provided, however, that such right of termination shall not arise unless JKX gives AME and Avenue written notice of such failure and they have failed to remedy same within thirty (30) days after their receipt of such notice.

      14.2.2 For the avoidance of doubt, in the event AME or Avenue is in default, and regardless of whether JKX has given AME or Avenue written notice of default, JKX shall have the right to enforce the provisions of this Agreement.

15. INDEMNITIES AND LIABILITIES

15.1 Each Party agrees that it shall severally indemnify and hold harmless the other Parties from and against any and all losses, costs, demands and damages sustained by a Party as a result of any breach by the indemnifying Party of any of its representations or warranties in this Agreement.

15.2 AME, Avenue and the Subordinating Parties shall severally indemnify and hold harmless JKX from and against any and all claims, demands, losses, damages, expenses, costs, obligations, duties, commitments, liabilities, judgments, orders, decrees, actions and proceedings (including the payment of reasonable attorneys' fees) arising out of or connected with (1) the Karakilise Licenses or activities relating thereto which arose or occurred prior to the date of this Agreement, during the Interim Period or prior to the Transfer Date, except as incurred with the prior written consent of JKX and (2) any failure of the subordination of the Subordinating Agreements and any rights, claims or actions whatsoever arising thereunder.

15.3 AME and Avenue shall severally indemnify and hold harmless JKX from and against any and all losses, costs, demands and damages (including the payment of reasonable attorneys' fees) sustained by JKX in excess of US$80,000 (eighty thousand US Dollars) in relation to the disputes set out in Exhibit D and any other claims in respect of the Karakilise Licenses relating to the period prior to the Transfer Date (whenever such claims are brought).

15.4 No Party shall be liable for any consequential, incidental, indirect, special, exemplary or punitive damages in any action arising out of this Agreement.

16. TERMS AND MANNER OF PAYMENT

16.1 All payments by JKX to AME required hereunder shall be made in U.S. Dollars by wire transfer and deposited to the account with:

         Citibank N.A.
         Ankara Branch
         Ataturk Bulvari No. 71/49
         06250 Kizilay, Ankara, Turkey,
         US$ Account No. 310 030 031
         SWIFT Code: CITITRIX
         Beneficiary: Aladdin Middle East Ltd.

16.2 All payments by JKX to Avenue required hereunder shall be made in U.S. Dollars by wire transfer and deposited to the account with:

         Avenue Energy, Inc.
         c/o Avenue Group, Inc.
         Comerica Bank, California
         Routing Number:  121-137-522
         Acct Nr.   1891154120
         Beneficiary: Avenue.

16.3 All payments by AME and Avenue to JKX required hereunder shall be made in U.S. Dollars by wire transfer and deposited to the Account with:

         Bank of Scotland
         Princes House
         50 West Campbell Street
         Glasgow G2 6YJ
         Account number:   04517USD01
         Beneficiary: JKX Oil & Gas Plc

17. NOTICES

17.1 Any notices or other communication to be given hereunder, other than the notices specified in Article 17.2 of this Agreement, shall be deemed to have been properly given when delivered, if delivery by hand, or when received, if sent by facsimile (provided the sender receives written confirmation of completed delivery), or when delivered by registered mail as well as e-mail to the Parties at the following address:

           To:   AME
           To:   Ersan
           To:   TMO
           To:   GYP
                 Attn: Oyman Sayer & Cem Sayer
                 Sogutozu Caddesi No:23
                 Balgat-Ankara
                 06520 Turkey
                 Tel: +90 312 287 1915 or 287 1988
                 Fax: +90 312 287 3357 or 287 5768
                 E-mail: cemsayer@sayergroup.com

           To:   Avenue
           To:   Avenue Group
                 Attn:  Norman J. Singer
                 17547 Ventura Blvd, Suite 305
                 Encino, CA 91316 USA
                 Tel: +818 465 1200
                 Fax: +818 301 2708
                 E-mail: avenueenergy@aol.com

                 Copied to:

                 Norman J. Singer
                 885 S. Garfield St.
                 Denver, CO  80209, USA
                 Tel:  +1 303 744 6550
                 E-mail: avenueenergy@aol.com

           To:   MEPS
                 Attn: Ken Fellowes
                 Level 1, 107 Murray Street, Hobart
                 Tasmania 7000, Australia
                 Tel: +61 3 6231 1118
                 Fax: +61 3 6231 5020
                 E-mail: kjf@mepsltd.com

           To:   JKX Turkey Limited
                 Attn: Robert N. Dall
                 6 Cavendish Square,
                 London W1G 0PD, England
                 Tel: +44 207 323 4464
                 Fax: +44 207 323 5258
                 E-mail: bob.dall@dial.pipex.com

17.2 Notices or communications described in Article 20/III of the Turkish Commercial Code (consisting principally of notices of default, termination or rescission) shall be sufficiently given only if delivered via a Turkish notary, by telegram, or by registered mail, return receipt requested, and shall be deemed to have been given as of the date of proper service in accordance with Turkish law.

17.3 A Party may change its address for notices upon giving notice to the other Party as provided above.

18. GENERAL

18.1 In the event of any discrepancy between the terms of this Agreement and the Exhibits hereto, the terms of this Agreement shall prevail.

18.2 This Agreement shall set forth the entire agreement and understanding between the Parties as to the subject matter thereof, and supersede and cancel all prior negotiations, discussions, representations, agreements and understandings whether written or oral pertaining to such subject matter, notwithstanding the Confidentiality Agreement executed by JKX on 11 October 2004. The Confidentiality Agreement shall terminate on the Transfer Date.

18.3 Each of the Parties shall do all such acts and execute and deliver all such documents as may be required in order to fully perform and carry out the terms of this Agreement, including, but not limited to, any actions that may be required to perfect the subordination of the Subordinating Agreements pursuant to Article 9.

18.4 This Agreement shall be governed by and construed in accordance with the Laws of England excluding any provisions thereof which would require the application of the laws of any other jurisdiction. All disputes arising out of or in connection with the present contract shall in the first instance be discussed by the relevant Parties' chairmen or chief executives or their nominees (such nominees to be senior management executives) within thirty (30) days following a Party notifying the other Parties of reasonably full particulars of the dispute; and if such representatives are unable to resolve the matter it may then be referred by any Party to arbitration and shall be finally settled under the Rules of Arbitration of the London Court of International Arbitration ("Rules") by one or more arbitrators appointed in accordance with the said Rules. The place of arbitration shall be London and the language shall be English. Any arbitral award shall be final and binding upon the Parties.

18.5 This Agreement shall be binding upon and shall inure to the benefit of each of the Parties and their respective successors and assignees.

18.6 Any reference to JKX shall also include reference to its designated affiliate or assignee, where applicable.

18.7 JKX may assign the benefits of this Agreement without the consent of the Parties and such rights as are assigned shall be enforceable by the assignee against the Parties. Except as specifically provided for in this Agreement, the Parties do not intend to create any other rights enforceable by third parties under the Contract (Rights of Third Parties) Act 1998.

18.8 If any of the trusts envisaged by this Agreement fail for whatever reason JKX shall be entitled to the return of all monies paid under this Agreement.

18.9 Time shall be of the essence in the performance of AME, Avenue, Ersan and JKX's obligations under this Agreement.

18.10 Save for in accordance with Article 6, nothing herein contained shall be construed as creating a partnership of any kind, an association or a trust, or as imposing upon any or all of the Parties hereto any fiduciary duty, partnership duty, obligation or liability.

19. AMENDMENT The terms set forth in this Agreement may only be modified by agreement in writing by the Parties.

Executed as a deed and delivered on the date appearing at the beginning of this Agreement.

ALADDIN MIDDLE EAST LTD                     JKX TURKEY LIMITED

By Director: _________________              By Director: ____________________

By Director/Secretary:____________          By Director/Secretary: ____________


MIDDLE EAST PETROLEUM
SERVICES LIMITED                            ERSAN PETROL SANAYII A.S.

By Director: ____________________           By Director: ____________________

By Director/Secretary: ____________         By Director/Secretary: ____________


TRANSMEDITERRANEAN OIL                      GUNEY YILDIZI PETROL URETIM
COMPANY LTD                                 SONDAJ MUTEAHHITLIK ve
                                            TICARET A.S.

By Director: _________________              By Director: ____________________

By Director/Secretary:____________          By Director/Secretary: ____________


AVENUE ENERGY INC.                          AVENUE GROUP INC.

By Director: _________________              By Director: ____________________

By Director/Secretary:____________          By Director/Secretary: ____________

                             Exhibit A - Current JOA

                           Exhibit B - Form of New JOA

         Exhibit C -Spudding Statement for Karakalise - 2 Appraisal Well

                             Exhibit D - Litigation

------------------------------------------------------------------------------------------------------------------------------------
PLAINTIFF(S)              DEFENDANT(S)                           FILE NO.     COURT           SUBJECT
------------------------------------------------------------------------------------------------------------------------------------
Republic of Turkey,       Mehmet Can, Medine YavuzHacy           2004/571     Diyarbakir      Determination of value of land
Treasury                  Karatas, Mehmet Karatas, Veli                       1st Civil       expropriated and registration of
                          Karatas, Adem Karatas, Mehmet Bal                   Court           expropriation with the Registry of
                          (a)ehmus Bartan, Lutfiye Temiz                                      Deeds.
                          (a)ehnaz Temiz, Ay(0)e Sevinc
                          Mehmet Temiz, Ne(0)e temiz                                          The land the subject of the lawsuit
                          Remziye Temiz, Hatice Kubra Ate(0)                                  was expropriated by the GDPA in
                          Nezmiye Boz, (a)eref Temiz                                          decision no. 373 published in the
                          (a)ahin Temiz, Gulsen Goru                                          Official Gazette dated 17.8.2003 and
                          Mehmet Ali Temiz, Sava(0) Temiz                                     numbered 25202 for use for
                          Seval Temiz                                                         Karakilise-1.
------------------------------------------------------------------------------------------------------------------------------------
Mehmet Bal                Ersan Petrol Sanayii A.S.              2003/498     Diyarbakir      Wrongful possession, damages.
                          Aladdin Middle East Ltd.                            3rd Civil       Plaintiff claims that the defendants
                          Guney Yildizi Petrol, Uretim Sondaj                 Court           companies wrongfully possessed his
                          ve Muteahhitlik A.S.                                                land (the subject of Karakilise-1).The
                                                                                              case relates to 4 land portions. One
                                                                                              of those land portions has been
                                                                                              expropriated. But the expropriation
                                                                                              has not been finalized so far. The
                                                                                              lawsuit to determine the value of this
                                                                                              land portion is ongoing (2004/571).

                                                                                              The Plaintiff  is requesting (1) the
                                                                                              prevention of the unlawful possession;
                                                                                              (2) the dismantling of the buildings
                                                                                              on the land; and (3)  damages for his
                                                                                              land that allegedly lost its capacity
                                                                                              for agriculture and cotton crops based
                                                                                              on an expert determination valued at
                                                                                              105,065.50 YTL. The plaintiff did not
                                                                                              reserve his rights to request further
                                                                                              damage but as the damages are ongoing,
                                                                                              the Plaintiff may still request
                                                                                              damages relating to the period after
                                                                                              the filing of the case.  The Plaintiff
                                                                                              also requested precautionary measures
                                                                                              and the Court has granted them with
                                                                                              its decision dated 21.12.2004 to
                                                                                              ensure that the lands which are the
                                                                                              subject matter of the case are not
                                                                                              transferred or assigned to a third
                                                                                              party.
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------
PLAINTIFF(S)              Dispute
---------------------------------------------------------------
Republic of Turkey,       To be determined by the court. The
Treasury                  issue is the value of the land that
                          has been expropriated.
                          The lawsuit for the expropriation
                          of Karakilise-2 ruled that the land
                          was valued at 62,916.05 YTL and it
                          is expected that the value of
                          Karakilise-1 will be valued very
                          similar to this amount.


---------------------------------------------------------------
Mehmet Bal                The Court will decide on the
                          following:

                          (1) the prevention of Defendants'
                          unlawful possession;(2) the
                          dismantling of the buildings on the
                          land; and

                          (3) the payment of an
                          indemnification  at the amount of
                          105,065,500,000 TL
                          (105,065.50 YTL) by the Defendants.



















---------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Mehmet Can                Ersan Petrol Sanayii A.S.              2003/811     Diyarbakir      Damages based on the wrongful
                          Aladdin Middle East Ltd.                            2nd Civil       possession (without expropriation).
                          Guney Yildizi Petrol, Uretim Sondaj                 Court           Plaintiff claims that the defendants,
                          ve Muteahhitlik A.S.                                                due to the drilling of their well in
                                                                                              2003 (Karakilise-1) that his melon and
                                                                                              watermelon crops suffered and is
                                                                                              requesting damages.




------------------------------------------------------------------------------------------------------------------------------------
Ahmet Yakar, Sefik        Aladdin Middle East Ltd.               2003/894     Diyarbakir      Wrongful possession, damages.
Yakar, Fatma Yakar,       Guney Yildizi Petrol, Uretim Sondaj                 3rd Civil       Plaintiffs claim that the defendants
Orhan Yakar,              ve Muteahhitlik A.S.                                Court           built a road on their land and damaged
Abdurrahman Seyithan                                                                          their crops. The Plaintiffs are
yakar, Azize Yakar,                                                                           requesting (1) the prevention of the
Emine Aydyn, Yusuf                                                                            unlawful possession; and (2) an
Ates, Mehmet Ali Ates,                                                                        indemnification.
Sahabettin Ates, Esref
Ates                                                                                          The Plaintiffs also requested
                                                                                              provisory injunction regarding the
                                                                                              unlawful possession.




















------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------
Mehmet Can                The payment of an indemnification
                          at the amount of 120,000,000,000 TL
                          (120,000 YTL) plus the interest at
                          the higher bank deposit interest
                          rate starting from the date of the
                          wrongful possession.

                          The Plaintiff has reserved its rights
                          in relation to further monetary
                          demands.

---------------------------------------------------------------
Ahmet Yakar, Sefik        The Court will decide on the
Yakar, Fatma Yakar,       following:
Orhan Yakar,
Abdurrahman Seyithan      (1) the prevention of Defendants'
yakar, Azize Yakar,       unlawful possession;
Emine Aydyn, Yusuf        (2) the payment of an
Ates, Mehmet Ali Ates,    indemnification  at the amount of
Sahabettin Ates, Esref    50,000,000,000 TL (50,000 YTL).
Ates
                          The Plaintiff has reserved its
                          rights in relation to further
                          monetary demands.

                          An expert opinion has been issued in
                          support of the plaintiff's claim. The
                          expert's value of the claim is
                          56,771,558,000 Turkish liras. The expert has also stated in his report that the roads are unlawfully used by AME. AME has objected to this expert opinion. The Court ordered that a new expert opinion be issued. This second report is still outstanding.

                          The Court also requested information
                          from the State Water works in relation
                          to the ownership of the roads and
                          whether AME has been permitted to use
                          them. This information is still
                          outstanding as well.

---------------------------------------------------------------

                  Exhibit E - Form of Deed of Relinquishment of
                            Ersan's royalty interest

--------------------------------------------------------------------------------
                        DEED OF RELINQUISHMENT AND WAIVER
--------------------------------------------------------------------------------

                             (1) ERSAN SANAYII A.S.

                         (2) ALADDIN MIDDLE EAST LIMITED

                             (3) AVENUE ENERGY INC.

                             (4) JKX TURKEY LIMITED

                                 DATED [ ] 2005

THIS DEED OF RELINQUISHMENT AND WAIVER is made on the [    ] day of
[               ] 2005

BETWEEN:

(1) ALADDIN MIDDLE EAST LTD, a corporation organized and existing under the laws of the state of Delaware in the U.S.A., having offices in the city of Ankara, the Republic of Turkey at Sogutozu Caddesi No. 23, 06520 Balgat, Ankara and in the city of Wichita, Kansas (hereinafter referred to as "AME");

(2) ERSAN PETROL SANAYII A.S.; a corporation existing under the laws of the Republic of Turkey, having its head office in Ankara (hereinafter referred to as "Ersan");

(3) AVENUE ENERGY INC., a corporation organized and existing under the laws of the State of Delaware, USA, having offices at Encino, CA, USA and in Australia at 34-36 Punt Road, Windsor, Melbourne, Australia (hereinafter referred to as "Avenue");

(4) JKX TURKEY LIMITED, a corporation organized and existing under the laws of England, having its principal office at 6 Cavendish Square, London W1G 0PD, England (hereinafter referred to as "JKX"),

being referred to collectively as the "Parties" and individually as a "Party".

WHEREAS:

(A) Ersan is the registered holder of under General Directorate of Petroleum Affairs of Turkey ("GDPA") Decision No. 4900 dated 1 June 2004 of a seven point five percent (7.5%) royalty interest in Petroleum (as defined in the Participation Agreement) produced from the Karakilise Licenses. Ersan holds two point five percent (2.5%) of such royalty interest for itself (the "Relinquished Interest") and the remaining five percent (5%) royalty interest on trust for Middle East Petroleum Services Limited.

(B) The Parties entered into a participation agreement dated [ ] (the "Participation Agreement"), under which, inter alia, Ersan agreed to relinquish the Relinquished Interest.

IT IS HEREBY AGREED as follows:

1. RELINQUISHMENT AND WAIVER

Ersan relinquishes the Relinquished Interest and waives any present or future rights, asserted or unasserted claims or interests arising or capable of arising under the Relinquished Interest.

2. FURTHER ASSURANCE

Ersan shall, at its own expense, do all such acts and execute and deliver all such documents as may be required in order to fully relinquish and waive its Relinquished Interest, including (but not limited to) seeking a new decision from the GDPA or its successor confirming that it no longer has the Relinquished Interest.

Executed as a deed and delivered on the date first shown above.

ALADDIN MIDDLE EAST LIMITED

By Director:
             ------------------------------------------

By Director/Secretary:
                       --------------------------------


ERSAN PETROLEUM SANAYII A.S.

By Director:
             ------------------------------------------

By Director/Secretary:
                       --------------------------------


AVENUE ENERGY INC.

By Director:
             ------------------------------------------

By Director/Secretary:
                       --------------------------------


JKX TURKEY LIMITED

By Director:
             ------------------------------------------

By Director/Secretary:
                       --------------------------------

                   Exhibit F - Form of Deed of Termination of
                                   Current JOA

--------------------------------------------------------------------------------
                     DEED OF WAIVER AND TERMINATION RELATING
              TO A JOINT OPERATING AGREEMENT DATED 22 OCTOBER 2004
                       IN RESPECT OF EXPLORATION LICENSES
                       AR/AME-EPS-AVE 2674, 2677 AND 2678
                      IN PETROLEUM DISTRICT XI, DIYARBAKIR,
                               REPUBLIC OF TURKEY
--------------------------------------------------------------------------------

                         (1) ALADDIN MIDDLE EAST LIMITED

                        (2) ERSAN PETROLEUM SANAYII A.S.

                             (3) AVENUE ENERGY INC.

                             (4) JKX TURKEY LIMITED

                                  DATED [ ]2005

THIS DEED OF TERMINATION AND WAIVER is made on the [    ] day of
[               ] 2005

BETWEEN:

(1) ALADDIN MIDDLE EAST LTD, a corporation organized and existing under the laws of the state of Delaware in the U.S.A., having offices in the city of Ankara, the Republic of Turkey at Sogutozu Caddesi No. 23, 06520 Balgat, Ankara and in the city of Wichita, Kansas (hereinafter referred to as "AME");

(2) ERSAN PETROL SANAYII A.S.; a corporation existing under the laws of the Republic of Turkey, having its head office in Ankara (hereinafter referred to as "Ersan");

(3) AVENUE ENERGY INC., a corporation organized and existing under the laws of the State of Delaware, USA, having offices at Encino, CA, USA and in Australia at 34-36 Punt Road, Windsor, Melbourne, Australia (hereinafter referred to as "Avenue");

(4) JKX TURKEY LIMITED, a corporation organized and existing under the laws of England, having its principal office at 6 Cavendish Square, London W1G 0PD, England (hereinafter referred to as "JKX"),

being referred to collectively as "Parties" and individually as a "Party".

WHEREAS:

(A) Under a participation agreement dated [ ] (the "Participation Agreement") entered into, inter alios, by the Parties, AME and Avenue agreed to transfer the Transferred Interest (as defined in the Participation Agreement) and AME, Avenue, Ersan and the Subordinating Parties (as defined in the Participation Agreement) agreed to waive and subordinate any present or future rights, asserted or unasserted claims or interests affecting the Transferred Interests and in particular arising or capable of arising under the Subordinated Agreements in consideration of JKX participating in the Karakilise-2 Appraisal Well and taking the Transferred Interest.

(B) The joint operating agreement dated 22 October 2004 in respect of Exploration Licenses AR/AME-EPS-AVE 2674, 2677 and 2678 (the "Current JOA") is one of the Subordinated Agreements.

(C) AME, Avenue and Ersan (the "Continuing Parties") wish to waive and subordinate any present or future rights, asserted or unassociated claims or interests arising or capable of arising under the Current JOA to the Transferred Interest but wish, as between themselves, to maintain any accrued rights and liabilities arising under or capable of arising under the Current JOA.

(D) JKX are a party to this Deed so that it can take the benefit of the covenants hereunder.

IT IS HEREBY AGREED as follows:

1. TERMINATION, WAIVER AND SUBORDINATION BY CONTINUING PARTIES

1.1 The Continuing Parties terminate the Current JOA, such termination to be effective as of the Transfer Date.

1.2 The Continuing Parties waive and subordinate any present or future rights, asserted or unasserted claims or interests arising or capable of arising under the Current JOA to the Transferred Interest.

1.3 The Continuing Parties acknowledge that they have entered into this Deed for the benefit of JKX.

2. CONTINUING PARTIES' RIGHTS INTER SE

Nothing in this Deed shall prejudice the Continuing Parties' rights of action against one another in respect of any accrued rights or liabilities under the Current JOA.

3. TRANSFER OF JOINT ACCOUNT

3.1 The proceeds of the Joint Account (as defined in the Current JOA) shall be transferred to a new bank account which shall be the Parties' joint account (the "New Joint Account") for the purposes of the operating agreement to be entered into on the Transfer Date in respect of the Karakilise Licenses (the "New JOA").

3.2 On the Transfer Date, JKX's liabilities in respect of the New Joint Account shall be nil.

4. FURTHER ASSURANCE

The Continuing Parties shall, at their own expense, do all such acts and execute and deliver all such documents as may be required in order to implement the waiver and subordination contemplated by this Deed, including (but not limited to) securing appropriate resolutions and ratifications of the Operating Committee under the Current JOA.

5. GOVERNING LAW AND DISPUTE RESOLUTION

This Deed shall be governed by and construed in accordance with the laws of England excluding any provisions thereof which would require the application of the laws of any other jurisdiction. In the event of any dispute, the provisions of Article 18.4 of the Participation Agreement shall apply.

Executed as a deed and delivered on the date appearing at the beginning of this Agreement.

ALADDIN MIDDLE EAST LIMITED

By Director:
             ------------------------------------------

By Director/Secretary:
                       --------------------------------


ERSAN PETROLEUM SANAYII A.S.

By Director:
             ------------------------------------------

By Director/Secretary:
                       --------------------------------


AVENUE ENERGY INC.

By Director:
             ------------------------------------------

By Director/Secretary:
                       --------------------------------


JKX TURKEY LIMITED

By Director:
             ------------------------------------------

By Director/Secretary:
                       --------------------------------

                     Exhibit G - Form of Deed of Termination
                          of Turnkey Drilling Contract

--------------------------------------------------------------------------------
                     DEED OF WAIVER AND TERMINATION RELATING
                        TO THE TURNKEY DRILLING CONTRACT
                              DATED 22 JANUARY 2004
              FOR THE DRILLING OF THE KARAKILISE - 2 APPRAISAL WELL
--------------------------------------------------------------------------------

                         (1) ALADDIN MIDDLE EAST LIMITED

                        (2) ERSAN PETROLEUM SANAYII A.S.

                             (3) AVENUE ENERGY INC.

                              (4)JKX TURKEY LIMITED

                                 DATED [ ] 2005

THIS DEED OF TERMINATION AND WAIVER is made on the [    ] day of
[            ] 2005

BETWEEN:

(1) ALADDIN MIDDLE EAST LTD, a corporation organized and existing under the laws of the state of Delaware in the U.S.A., having offices in the city of Ankara, the Republic of Turkey at Sogutozu Caddesi No. 23, 06520 Balgat, Ankara and in the city of Wichita, Kansas (hereinafter referred to as "AME");

(2) ERSAN PETROL SANAYII A.S.; a corporation existing under the laws of the Republic of Turkey, having its head office in Ankara (hereinafter referred to as "Ersan");

(3) AVENUE ENERGY INC., a corporation organized and existing under the laws of the State of Delaware, USA, having offices at Encino, CA, USA and in Australia at 34-36 Punt Road, Windsor, Melbourne, Australia (hereinafter referred to as "Avenue");

(4) JKX TURKEY LIMITED, a corporation organized and existing under the laws of England, having its principal office at 6 Cavendish Square, London W1G 0PD, England (hereinafter referred to as "JKX"),

being referred to collectively as "Parties" and individually as a "Party".

WHEREAS:

(A) The Parties, inter alios, entered into a participation agreement dated [ ] (the "Participation Agreement"), under which AME and Avenue agreed to transfer the Transferred Interest (as defined in the Participation Agreement) and AME, Avenue and Ersan agreed to waive and subordinate any present or future rights, asserted or unasserted claims or interests affecting the Transferred Interests and in particular arising or capable of arising under the turnkey drilling contract dated 22 January 2004 for the drilling of the Karakilise-2 Appraisal Well between AME, Ersan and Avenue (the "Turnkey Drilling Contract").

(B) AME, Avenue and Ersan (the " Turnkey Parties") wish to waive and subordinate any present or future rights, asserted or unasserted claims or interests arising or capable of arising under the Turnkey Drilling Contract to the Transferred Interest but wish, as between themselves, to maintain any accrued rights and liabilities arising under or capable of arising under the Turnkey Drilling Contract.

(C) JKX are a party to this Deed so that it can take the benefit of the covenants hereunder.

IT IS HEREBY AGREED as follows:

1. WAIVER AND SUBORDINATION BY CONTINUING PARTIES

1.1 The Turnkey Parties agree to terminate the Turnkey Drilling Contract as at the date of this Agreement and waive and subordinate any accrued rights, asserted or unasserted claims or interests arising or capable of arising under the Turnkey Drilling Contract to the Transferred Interest.

1.2 The Turnkey Parties acknowledge that they have entered into this Deed for the benefit of JKX.

2. CONTINUING PARTIES' RIGHTS INTER SE

Nothing in this Deed shall prejudice the Turnkey Parties' rights of action against one another in respect of any accrued rights or liabilities under the Turnkey Drilling Contract.

3. FURTHER ASSURANCE

The Turnkey Parties shall, at their own expense, do all such acts and execute and deliver all such documents as may be required in order to implement the waiver and subordination contemplated by this Deed.

4. GOVERNING LAW AND DISPUTE RESOLUTION

This Deed shall be governed by and construed in accordance with the laws of England excluding any provisions thereof which would require the application of the laws of any other jurisdiction. In the event of any dispute, the provisions of Article 18.4 of the Participation Agreement shall apply.

Executed as a deed and delivered on the date appearing at the beginning of this Agreement.

ALADDIN MIDDLE EAST LIMITED

By Director:
             ------------------------------------------

By Director/Secretary:
                       --------------------------------

ERSAN PETROLEUM SANAYII A.S.

By Director:
             ------------------------------------------

By Director/Secretary:
                       --------------------------------


AVENUE ENERGY INC

By Director:
             ------------------------------------------

By Director/Secretary:
                       --------------------------------


JKX TURKEY LIMITED

By Director:
             ------------------------------------------

By Director/Secretary:
                       --------------------------------

                  Exhibit H - Form of crude oil sale agreement

                         OIL SALES / PURCHASE AGREEMENT

This Agreement is entered into on the __ day of _____ 2005 ("Effective Date"), by and between;

ALADDIN MIDDLE EAST LTD., a corporation organized and existing under the laws of the State of Delaware in the U.S.A., having offices in the city of Ankara, Republic of Turkey and the city of Wichita, Kansas, USA with the registered number 1361985, whose registered office is 123 S. Market, Wichita, 67202 U.S.A. (hereinafter referred to as "AME")

and

JKX TURKEY LIMITED, a public limited company organized and existing under the laws of England with the registered number 5404183, having its registered office at 6 Cavendish Square, London W1G 0PD, England (hereinafter referred to as "JKX").

Each party may hereinafter be referred to individually as a "Party" or collectively as "Parties".

WHEREAS, AME, Avenue Energy Inc. and JKX have entered into a Participation Agreement dated _______ 2005, together with several other parties defined as Subordinating Parties therein ("Participation Agreement"), whereby AME and Avenue Energy Inc. have agreed to transfer collectively a 30% (thirty percent) interest in Exploration Licenses AR/AME-EPS-AVE/2674, 2677 and 2678 in Petroleum District XI, Diyarbakir, the Republic of Turkey (hereinafter referred to as the "Karakilise Licenses"); and

WHEREAS, JKX has agreed to acquire from AME and Avenue Energy Inc. a total of a 30% interest in the Karakilise Licenses; and

WHEREAS, the Parties have agreed that JKX shall have the right to production from producing wells in the area the subject of the Karakilise Licenses; and

WHEREAS, JKX desires to sell its production from producing wells in the area the subject of the Karakilise Licenses to AME; and

WHEREAS, AME agrees to purchase from JKX its production from producing wells in the area the subject of the Karakilise Licenses;

NOW, THEREFORE, for and in consideration of the terms and conditions and covenants hereinafter set forth, it is agreed as follows:

1. Definitions

As used in this Agreement (including the recitals), the following terms shall have the meanings ascribed to them below:

API Gravity means a function of specific gravity at 60(degree)F as shown with the following formula: API Gravity (60(degree)F) = (141.5/specific gravity at 60(degree)F) - 131.5.

ASTM means the American Society for Testing and Materials.

Barrel Factor means the number of barrels contained in one ton of crude oil, at the given API (60(degree)F).

Domestic Crude Oil Sale / Purchase Agreement means the agreement for the sale by AME and purchase by TUPRAS (Turkish Petroleum Refineries Corporation) dated
13.2.2002 for domestic crude oil delivered to the Batman Refinery, a copy of which is attached as exhibit A hereto.

Karakilise Crude Oil means the crude oil produced in the area the subject of the Karakilise Licenses (including any production lease(s) granted from the Karakilise Licenses subject area where JKX is a party).

Karakilise Licenses means Exploration Licenses AR/AME-EPS-AVE/2674, 2677 and 2678 in Petroleum District XI, Diyarbakir, the Republic of Turkey, comprising 122,943 hectares.

Net Barrels means the net barrels of crude oil after deducting the bottom sediment, free water, suspended water and sediment (S + W).

Royalty Interests means total of the Government Royalty, as set forth in the Petroleum Law No. 6326 and the ERSAN Royalty Interest, as defined in the Participation Agreement.

S + W means suspended water and sediment in crude oil as per ASTM 1796.

2. Effective Date and Term

This Agreement shall have effect from the Effective Date (as defined in the preamble to this Agreement) and shall continue in effect so long as JKX has the right to production from producing wells in the area the subject of the Karakilise Licenses (including any production lease(s) granted in the areas subject to the Karakilise Licenses to which JKX is a party) and for so long as the Domestic Crude Oil Sale / Purchase Agreement remains in effect, or until terminated in accordance with Clause 15 of this Agreement.

3. Scope

The purpose of this Agreement is to establish the respective rights and obligations of the Parties with respect to the sale of JKX's share of Karakilise Crude Oil to AME.

4. Specifications of Crude Oil

Pursuant to the terms of the Domestic Crude Oil Sale/Purchase Agreement, the Karakilise Crude Oil shall be settled and free of any scum and/or gas. As Operator under a joint operating agreement between, inter alios, the Parties of the area the subject of the Karakilise Licenses, AME shall ensure that the Karakilise Crude Oil shall have the following properties: The quantity of (S +
W) shall not be more than 2%; the API Gravity shall not be less than 32(degree) API; and the salt content shall not be more than 100 lb/1000 barrels.

5. Place of Delivery

The Karakilise Crude Oil shall be delivered to AME's tanks, No. 10007 and No. 10008 located at the Batman Refinery (hereinafter referred to as the "Batman Refinery").

6. Measurement

The amount of the Karakilise Crude Oil delivered to the Batman Refinery shall be determined for each delivery as follows:

      1) The tankers used to transport the Karakilise Crude Oil from the Karakilise field to the Batman Refinery shall wait a reasonable period of time so that the water content may settle;

      2) A sample shall be taken of the Karakilise Crude Oil to determine API Gravity and S + W%;

      3) Each tanker shall first be weighed once full, using the Batman Refinery's weighbridge, and once again after unloading its entire crude oil load. Loaded weight (MTon) - Unloaded weight (MTon) = a
            (MTon) a = gross weight of the crude oil delivered.

      4) Net weight (b) of the crude oil delivered shall be calculated using the following formula: a/100*[100 - S + W%].

      5) The (b) value shall be multiplied by the Barrel Factor which corresponds to the API value of the sample to determine the Karakilise net barrel quantity (c) delivered (c = Net Barrels).

7. Notification of JKX's Share of Karakilise Crude Oil and Price

7.1 AME shall notify JKX of the gross amount of Karakilise Crude Oil production along with the total Net Barrels by sending a notice in the form attached as exhibit B hereto (the "Karakilise Monthly Production Report") within the first 10 (ten) days of the month in respect of production amounts in the previous month. AME shall also submit the Karakilise Monthly Production Report to the General Directorate of Petroleum Affairs for the calculation of the Government Royalty on Karakilise Crude Oil.

7.2 The price of Karakilise Crude Oil shall be determined according to its API Gravity multiplied by the market price calculated as per Article 10 of the Petroleum Market Law No. 5015, as may be amended from time to time and as notified to AME by Turkiye Petrolleri Anonim Ortakligi (Turkish Petroleum Corp.). AME shall send to JKX any and all notices that it receives from the Turkish Petroleum Corp. regarding the price of Karakilise Crude Oil. AME shall notify JKX of the price of JKX's Net Barrels for production within the first 10
(ten) days of the immediately following month.

8. Invoicing and Payment

8.1 JKX shall prepare and submit to AME an invoice for oil sales by the 14th (fourteenth) day of the month. AME shall wire transfer for value to JKX the amount stated on the invoice by the 16th (sixteenth) day of the month. In the event the 16th (sixteenth) day falls on a weekend, bank or religious holiday (in either Turkey or the United Kingdom), the wire transfer for value shall be made on the first business day thereafter. AME shall not set-off any amounts due under the New JOA (as defined in the Participation Agreement) against any sums due under the invoice. Without prejudice to its rights to resolve any dispute in accordance with Article 11 hereof, AME shall make payments of any disputed invoice in full and continue to make payments in respect of invoices submitted by JKX until such time as the dispute is resolved and thereafter in accordance with the settlement of the dispute.

8.2 AME shall make payments to the bank account nominated by JKX from time to time on the invoice.

8.3 Invoiced amounts not paid by the due date shall be subject to interest at the London Inter Bank Offered Rate for 3 (three) month US$ deposits (as published in the Financial Times, London edition) plus 3 (three) per cent from the due date until receipt of payment.

9. Handling Fees and Insurance

9.1 TUPRAS currently charges AME US $ 2.00 per ton as a handling fee for the crude oil delivered to the Batman Refinery. JKX shall be charged monthly for its proportionate share of the TUPRAS handling fee, along with the routine operating costs for the Karakilise Field, as set forth in the Participation Agreement. In the event there is a change in the amount of the handling fee charged by TUPRAS to AME, this shall be notified to JKX and shall be reflected in the charge made to JKX.

9.2 AME shall bear the risk of the oil from the Karakilise field to the Batman Refinery and shall be responsible for obtaining insurance against fire and other perils and submitting a copy of the policy to TUPRAS. AME shall charge JKX its proportionate share of such insurance on a yearly basis. AME shall also name JKX as a co-insured on such insurance policy for its share of Karakilise Crude Oil and provide JKX with copies of all relevant policies and evidence that the premiums are paid up.

10. Force Majeure

No Party shall be deemed liable towards the other Party for its failure in fulfilling its liabilities arising from this Agreement as a result of an event of force majeure. For the purpose of this Agreement, force majeure shall mean acts of God, war, insurrections and other force majeure circumstances which are beyond the reasonable control of the Parties and which could not have been avoided or mitigated by such Party acting reasonably and prudently. For the avoidance of doubt, governmental acts, lack of credit, lack of funds, lack of financing, economical crises, inflation, deflation, exchange rate accrual and currency fluctuations (including devaluations) shall not be deemed force majeure. The Party affected by such a force majeure event is obliged to notify the other Party about the occurrence and reason(s) of force majeure and also estimate the period of time required to remedy the force majeure event. The affected Party shall use reasonable diligence to remedy the force majeure event as soon as possible.

11. Governing law and disputes

11.1 This Agreement shall be governed by the laws of England.

11.2 All disputes arising out of or in connection with this Agreement shall in the first instance be discussed by the Party's chairman or chief executive or their nominee (such nominee to be a senior management executive) within thirty
(30) days following a Party notifying the other Party of reasonably full particulars of the dispute; and if such representatives are unable to resolve the matter it may then be referred by any Party to arbitration in accordance with Articles 11.3 and 11.4.

11.3 Any disputes relating to the specification and quantity of oil delivered under this Agreement (including measurement of the same) and not resolved in accordance with Article 11.2 shall be finally settled by one arbitrator under the Expedited Rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The place of arbitration shall be London and the language shall be English. Any arbitral award shall be final and binding upon the Parties.

11.4 Any disputes not relating to the matters specified in Article 11.3 and not resolved in accordance with Article 11.2 shall be finally settled under the Rules of Arbitration of the London Court of International Arbitration ("Rules") by one or more arbitrators appointed in accordance with the said Rules. The place of arbitration shall be London and the language shall be English. Any arbitral award shall be final and binding upon the Parties.

12. Taxes and Duties

Any tax, charge, stamp duty and/or notary fees that arise from or in connection with execution of this Agreement shall be borne by JKX.

13. Modifications

Any modification to this Agreement shall be made in writing and agreed to by all Parties to this Agreement.

14. Notices

14.1 Any notice or communication to be given hereunder, other than the notices specified in Article 14.2 of this Agreement, shall be deemed to have been properly given when delivered, if delivered by hand, or when received, if sent by facsimile (provided the sender receives written confirmation of completed delivery), or when delivered by registered mail as well as e-mail to the Parties at the following address:

ALADDIN MIDDLE EAST LTD.
Sogutozu Caddesi No. 23
06520 Balgat, Ankara
Turkey
Attn: Oyman Sayer & Cem Sayer
Tel: 90 312 287 2064
Fax: 90 312 287 5768
E-mail: cemsayer@sayergroup.com

JKX TURKEY LIMITED
6 Cavendish Square
London W1G 0PD, United Kingdom
Attn: Robert N. Dall
Tel: +44 207 323 4464
Fax: +44 207 323 5258
E-mail: bob.dall@dial.pipex.com

14.2 Notices or communications described in Article 20/III of the Turkish Commercial Code (consisting principally of notices of default, termination or rescission) shall be sufficiently given only if delivered via a Turkish notary, by telegram, or by registered mail, return receipt requested, and shall be deemed to have been given as of the date of proper service in accordance with Turkish law.

14.3 A Party may change its address for notices upon giving notice to the other Party as provided above in Article 14.1

15. Termination

Notwithstanding anything herein contained, JKX may terminate this Agreement, without prejudice to its accrued rights, by giving at least 30 days written notice to AME.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

JKX TURKEY LIMITED                            ALADDIN MIDDLE EAST LTD.
By its duly authorized                        By its duly authorized
representative                                representative


--------------------------                    --------------------------
(Signature)                                   (Signature)

NAME:                                         NAME: Cem Sayer
TITLE:                                        TITLE: General Coordinator

                     "Exhibit A to Crude Oil Sale Agreement"

                Exhibit A - Domestic Oil Sale Purchase Agreement

                     "Exhibit B to Crude Oil Sale Agreement"

                Exhibit B - Karakalise Monthly Production Report

               Exhibit I - Form of interest assignment agreements

--------------------------------------------------------------------------------
                     DEED OF INTEREST ASSIGNMENT RELATING TO
                    EXPLORATION LICENSES AR/AME-EPS-AVE 2674,
               2677 AND 2678 IN PETROLEUM DISTRICT XI, DIYARBAKIR,
                               REPUBLIC OF TURKEY
--------------------------------------------------------------------------------

                         (1) ALADDIN MIDDLE EAST LIMITED

                             (2) JKX TURKEY LIMITED

                                 DATED [ ] 2005

THIS DEED OF ASSIGNMENT is made on the      day of                     2005

BETWEEN:

(1) ALADDIN MIDDLE EAST LIMITED, a corporation incorporated under the laws of the State of Delaware in the USA (hereinafter "AME"); and

(2) JKX TURKEY LIMITED, incorporated under the laws of England (hereinafter referred to as "JKX"),

being referred to collectively as "Parties" and individually as a "Party".

WHEREAS:

(A) Under a participation agreement dated [ ] in respect of the Exploration Licenses AR/AME-EPS-AVE 2674, 2677 and 2678 (as therein defined) dated [ ] (the "Participation Agreement") and entered into, inter alios, between the Parties, AME has agreed to assign and transfer to JKX a twenty five point five percent (25.5%) undivided interest in the Karakilise Licenses (as defined in the Participation Agreement) (the "AME Interest") and Avenue Energy Inc. has agreed to assign and transfer to JKX a four point five percent (4.5%) undivided interest in the Karakilise Licenses (the "Avenue Interest") with effect from the Effective Date (as therein defined).

(B) The GDPA has issued [a] letter[s] of approval to the assignment of the AME Interest and the Avenue Interest reference numbers [ ] dated [ ] advising that the GDPA has authorised such assignments.

(C) The Parties agree to hereby effect by this deed of assignment the transfer and assignment of the AME Interest contemplated in the Participation Agreement (the transfer and assignment of the Avenue Interest will take place contemporaneously by a separate deed of assignment).

IT IS HEREBY AGREED as follows:

1. Words and expressions defined in the Participation Agreement shall have the same meanings when used in this Deed of Assignment.

2. AME hereby assigns, transfers and conveys, as legal and beneficial owner, the AME Interest to JKX, with all and any benefits and other rights accruing or attaching thereto and JKX hereby accepts the same. Therefore the undivided interests in the Karakilise Licenses after the transfer of the AME Interest and the Avenue Interest shall be:

         JKX                        30%
         AME                        54.5%
         Ersan                      5%
         Avenue                     10.5%

3. AME and JKX hereby expressly state that JKX as assignee of the AME Interest, is bound by all the terms and provisions contained in the Karakilise Licenses, and any modifications or additions thereto.

4. JKX hereby agrees to hold harmless and indemnify AME in respect of matters relating to the AME Interest which occur and relate to the period on or after the Transfer Date.

5. AME shall, at its own expense, do all such acts and execute and deliver all such documents as may be required in order to fully assign and transfer the AME Interest.

6. The construction, validity and performance of this Deed of Assignment shall be governed by English law.

Executed as a deed and delivered on the date appearing at the beginning of this deed.

ALADDIN MIDDLE EAST LIMITED

By Director:
             ------------------------------------------

By Director/Secretary:
                       --------------------------------


JKX TURKEY LIMITED

By Director:
             ------------------------------------------

By Director/Secretary:
                       --------------------------------

--------------------------------------------------------------------------------
                     DEED OF INTEREST ASSIGNMENT RELATING TO
                    EXPLORATION LICENSES AR/AME-EPS-AVE 2674,
               2677 AND 2678 IN PETROLEUM DISTRICT XI, DIYARBAKIR,
                               REPUBLIC OF TURKEY
--------------------------------------------------------------------------------

                             (1) AVENUE ENERGY INC.

                             (2) JKX TURKEY LIMITED

                                  DATED [ ]2005

THIS DEED OF ASSIGNMENT is made on the      day of                     2005

BETWEEN:

(1) AVENUE ENERGY INC., a corporation incorporated under the laws of the State of Delaware in the USA (hereinafter "Avenue"); and

(2) JKX TURKEY LIMITED, incorporated under the laws of England (hereinafter referred to as "JKX"),

being referred to collectively as "Parties" and individually as a "Party".

WHEREAS:

(A) Under a participation agreement dated [ ] in respect of the Exploration Licenses AR/AME-EPS-AVE 2674, 2677 and 2678 (as therein defined) dated [ ] (the "Participation Agreement") and entered into, inter alio, between the Parties, Aladdin Middle East Limited has agreed to assign and transfer to JKX a twenty five point five percent (25.5%) undivided interest in the Karakilise Licenses (as defined in the Participation Agreement) (the "AME Interest") and Avenue has agreed to assign and transfer to JKX a four point five percent (4.5%) undivided interest in the Karakilise Licenses (as defined in the Participation Agreement) (the "Avenue Interest") with effect from the Effective Date (as therein defined).

(B) The GDPA has issued [a] letter[s] of approval to the assignment of the AME Interest and the Avenue Interest reference numbers [ ] dated [ ] advising that the GDPA has authorised such assignments.

(C) The Parties agree to hereby effect by this deed of assignment the transfer and assignment of the Avenue Interest contemplated in the Participation Agreement (transfer and assignment of the AME Interest will take place contemporaneously with this transfer by a separate deed of assignment).

IT IS HEREBY AGREED as follows:

1. Words and expressions defined in the Participation Agreement shall have the same meanings when used in this Deed of Assignment.

2. Avenue hereby assigns, transfers and conveys, as legal and beneficial owner, the Avenue Interest to JKX, with all and any benefits and other rights accruing or attaching thereto and JKX hereby accepts the same. Therefore the undivided interests in the Karakilise Licenses after the transfer of the Avenue Interest and the AME Interest shall be:

         JKX                        30%
         AME                        54.5%
         Ersan                      5%
         Avenue                     10.5%

3. Avenue and JKX hereby expressly state that JKX as assignee of the Avenue Interest, is bound by all the terms and provisions contained in the Karakilise Licenses, and any modifications or additions thereto.

4. JKX hereby agrees to hold harmless and indemnify Avenue in respect of matters relating to the Avenue Interest which occur and relate to the period on or after the Transfer Date.

5. Avenue shall, at its own expense, do all such acts and execute and deliver all such documents as may be required in order to fully assign and transfer the Avenue Interest.

6. The construction, validity and performance of this Deed of Assignment shall be governed by English law.

Executed as a deed and delivered on the date appearing at the beginning of this deed.


AVENUE ENERGY INC.

By Director:
             ------------------------------------------

By Director/Secretary:
                       --------------------------------


JKX TURKEY LIMITED

By Director:
             ------------------------------------------

By Director/Secretary:
                       --------------------------------

     Exhibit J - Summary of Interests and Production Rights as at Effective
                          Date and as at Transfer Date

--------------------------------------------------------------------------------
Participation            License Ownership & JOA Participating Interest
Agreement                (expressed as a percentage of the total 100% interests)

PART A
Event                    Party                                       Interest
--------------------------------------------------------------------------------
Immediately prior to     Aladdin Middle East LTD                     80%
Effective Date           Ersan Petrol Sanayii A.S.                   5%
                         Avenue Energy INC.                          15%

--------------------------------------------------------------------------------
PART B
Event                    Party                                       Interest
--------------------------------------------------------------------------------
Effective Date           Aladdin Middle East LTD                     54.5%
                         Ersan Petrol Sanayii A.S.                   5%
                         Avenue Energy INC.                          10.5%
                         JKX Turkey Limited                          30%

--------------------------------------------------------------------------------
PART C
Event                    Party                                       Interest
--------------------------------------------------------------------------------
Closing                  Aladdin Middle East LTD                     54.5%
                         Ersan Petrol Sanayii A.S.                   5%
                         Avenue Energy INC.                          10.5%
                         JKX Turkey Limited                          30%

        Exhibit K - Worked example of revenue entitlement from production

                          Karakilise Field

             Example Calculation Of Revenue Distribution

Input Data
                                                 $           YTL         Comments
Volume of Oil
Delivered Directly
to Batman Refinery
or To AME Blending                                                       Measured at delivery point to AME Blending Facility or to
Facility            Bbls               2000                              Batman Refinery if delivered directly
Gravity of                                                               Measured at delivery point to AME Blending Facility or to
Karakilise Oil      API               32.58                              Batman Refinery if delivered directly
Market Price of
32.58 API
Karakilise Oil
determined under
Petroleum Market
Law (Determined by
TPAO)               $/bo            30.7234      30.7234      43.0158    Determined by TPAO According To Petroleum Market Law
Exchange Rate       YTL/US$          1.4001                              Determined by TPAO According To Petroleum Market Law
                                                                         Internal transportation from Mediterranean port to Batman
                                                                         Refinery
Official             /bo                                                 determined by Petrol Offisi. Different from the actual cost
Transportation Cost $                6.8142       6.8142       9.5406    of transporting Karakilise oil to Batman.
Well Head Price                                  23.9092      33.4753    Subtract official transportation price from Market Price
VAT                 %                    18

Working Interests
AME                 %                  54.5
Ersan               %                     5
Avenue              %                  10.5
JKX                 %                    30

Royalty
State               %                  12.5
Ersan Royalty       %                     5

Calculation of
Revenue Entitlement
Gross Revenue                                  61,446.80    86,031.66     Market Price times Oil Volume Delivered

Well Head Revenue                              47,818.40    66,950.54     Wellhead Price times Oil Volume Delivered

State Royalty                                   5,977.30     8,368.82     Well Head Revenue times State Royalty %

Well Head Revenue
After State Royalty                            41,841.10    58,581.72

Ersan Royalty                                   2,092.06     2,929.09     Well Head Revenue After State Royalty times Ersan Royalty

Net Revenue After
Royalty                                        53,377.45    74,733.76     Gross Revenue less State and Ersan Royalties

Revenue Entitlement
Excluding VAT
AME                                            29,090.71    40,729.90     Working Interest Share of Gross Revenue After Royalty
Ersan                                           2,668.87     3,736.69
Avenue                                          5,604.63     7,847.04
JKX                                            16,013.23    22,420.13

Revenue Entitlement
Including VAT
AME                                            34,327.03    48,061.28
Ersan                                           3,149.27     4,409.29
Avenue                                          6,613.47     9,259.51
JKX                                            18,895.62    26,455.75

                    Exhibit L - Itemized Infrastructure Costs